UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2008

ACRO Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50482	98-0377767

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

37 Inbar Street, Caesarea, Israel	30889

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code + 972 4 636 0297

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Item 5.02 Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Grant of Options

        In February 2008, the Registrant’s Board of Directors adopted and approved an Israeli share option plan, Acro Inc. 2008 Israeli Share Option Plan (the “Plan”), in accordance with Section 102 of the Israeli Income Tax Ordinances (New version), 1961 as amended and in accordance with the Israeli Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003 (collectively, “Section 102”) in order to secure the benefits arising from ownership of share capital by employees, officers, directors and consultants of the Registrant and its affiliates, who are expected to contribute to the Registrant’s future growth and success. The maximum number of shares of the Registrant’s Common Stock authorized for issuance to employees, directors and consultants under the Plan is 4,000,000.

        The plan allows for beneficial tax treatment for options issued through a trustee. Based on Section 102 and elections the Registrant have made, and provided that options granted or, upon their exercise, the underlying shares, issued under the plan are held by the trustee for at least two years, employees are (i) entitled to defer any taxable event with respect to the options until the underlying shares are sold, and (ii) subject to capital gains tax of 25% on the sale of the shares. Any option granted under the Plan not exercised within eight years of the grant date shall expire. A copy of the Plan is attached to this Current Report on Form 8-K as Exhibit 10.1.

        On April 28, 2008, the Registrant’s Board of Directors approved the grant of options to purchase shares of Common Stock of the Registrant, having a par value of $0.001 (the “Options”) to ESOP Trust Company in trust for the Company’s executives listed and identified below, in the amounts, exercise price and vesting commencement date as set forth opposite each optionee’ name, all in accordance with the provisions of the Plan. All Options grants shall be made pursuant to the Registrant’s grant letter issued to each optionee, substantially in the forms attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3.

        The Registrant issued the Options to non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act to the directors and executive officers who are “accredited investors” within the respective meanings ascribed to that term in Rule 501(a) under the Securities Act.

Optionee	Number of Options granted	Exercise Price	Vesting Schedule
Gadi Aner, CEO and Chariman of the Board of Directots	900,000	The average closing sale price for the Company's common stock as quoted on the OTCBB during the 30 trading days prior to the date of this written consent.	(i) 300,000 of the Options shall vest on or after December 31, 2008; and (ii) 75,000 of the Options shall vest at the end of each subsequent quarter following December 31, 2008, and for a period of 2 years.
Gabby Klausner, CFO	450,000	The average closing sale price for the Company's common stock as quoted on the OTCBB during the 30 trading days prior to the date of this written consent.	(i) 150,000 of the Options shall vest on or after December 31, 2008; and (ii) 37,500 of the Options shall vest at the end of each subsequent quarter following December 31, 2008, and for a period of 2 years.
Shy Markevitch, Vice President Business Development, Marketing	450,000	The average closing sale price for the Company's common stock as quoted on the OTCBB during the 30 trading days prior to the date of this written consent.	(i) 150,000 of the Options shall vest on or after December 31, 2008; and (ii) 37,500 of the Options shall vest at the end of each subsequent quarter following December 31, 2008, and for a period of 2 years.
Dan Elnathan, Director	215,232	US$0.001	(i) 125,552 of the Options shall be fully vested upon grant; and (ii) 17,936 of the Options shall vest at the end of each subsequent quarter following March 31, 2008, for a period of 5 quarters.

        Grant of shares

        On April 28, 2008, the Registrant’s Board of Directors approved the issuance of shares of Common Stock of the Registrant to the Registrant’s directors, Gadi Aner, Ehud Keinan and Dan Elnathan, as detailed below.

Name	Number of Shares
Gadi Aner	134,825
Ehud Keinan	38,521
Dan Elnathan	12,840

        The Registrant issued the shares to non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act to the directors and executive officers who are “accredited investors” within the respective meanings ascribed to that term in Rule 501(a) under the Securities Act.

        Addendum to Executive Employees’ and Directors’ Agreements

        The Registrant has previously entered into: (i) a consulting agreement with Biotech-Knowledge LLC, a company wholly owned by Ehud Keinan, a director of the Registrant; and (ii) an engagement letter with Dan Elnathan for his services as a director of the Registrant, and the Registrant’s subsidiary, Acrosec Ltd. has previously entered into a consulting agreement with M.G-Net Ltd. a company wholly owned by Gadi Aner, the Registrant’s CEO and chairman of the Board of Directors and his wife, (collectively, the “Agreements”). The compensation under each of these Agreements is indicated in U.S. Dollars.

        On April 28, 2008, the Registrant’s Board of Directors resolved that the payments to each of Biotech-Knowledge LLC, Mr. Elnathan and M.G-Net Ltd. shall be paid in NIS based on a minimum exchange rate of $1=4 NIS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10.1	Acro Inc. 2008 Israeli Share Option Plan

10.2	Form of Grant Letter- Section 3(i)

10.3	Form of Grant Letter- Section 102

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRO INC. By: /s/ Gadi Aner —————————————— Gadi Aner Chief Executive Officer and Chairman of the Board of Directors Date: May 1, 2008